Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of _______, 2024 by and among Shineco, Inc., a Delaware company (the “Company”), and individuals listed in Exhibit A hereto and each affixes its signature on the signature page of this Agreement (each, a “Purchaser”; collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in accordance with and pursuant to the Company’s effective shelf registration statement on Form S-3 (Reg. No. 333-261229);

WHEREAS, the Company is offering (the “Offering”) up to _______ shares of its common stock, par value $0.001 per share (the “Common Stock”), at a price of $___ per share to the Purchasers listed in Exhibit A, each of whom severally but not jointly enters into this Agreement and makes representations and warranties hereunder;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I

Purchase and Sale of the Shares

Section 1.1 Purchase Price and Closing.

(a)	Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers severally but not jointly agree to purchase for $___ per share, such number of shares of Common Stock (each a “Share” and collectively the “Shares”) set forth on the signature page hereto (the “Purchase Price”) executed by such Purchaser. At the Closing, the Purchaser shall deliver to the accounts designated by the Company (See Exhibit B), via wire transfer immediately available funds equal to the Purchaser’s Subscription Dollar Amount (Or the RMB amount converted from the Dollar subscription amount based on the exchange rate of US $1=RMB 7.10) as set forth on the signature page hereto executed by the Purchaser, as determined by multiplying the number of Shares being purchased by such Purchaser by the per share purchase price of $___ and the Company shall deliver to the Purchaser such number of Shares of the Common Stock purchased, as set forth on the signature page executed by such Purchaser.

(b)	Deliveries.

(A)	The Shares are being registered for sale pursuant to a currently effective shelf registration statement on Form S-3, as amended (Registration No. 333-261229) (the “Registration Statement”). The Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) on June 10, 2022. A prospectus supplement (the “Prospectus Supplement”) will be filed with the Commission and delivered to the Purchasers as required by law. The Shares are being self-underwritten and offered by the Company on a “best efforts” basis, with a price equal to $___. The completion of the purchase and sale of the Shares (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon satisfaction or waiver of all the conditions to closing set forth in the base prospectus contained in the Registration Statement, the Prospectus Supplement and Sections 1.1(b) hereof, the Closing shall occur at the offices of the counsel to the Company or such other location as the parties shall mutually agree.

(B)	On or prior to the Closing the Company shall deliver or cause to be delivered to the Purchasers the following:

(i)	This Agreement duly executed by the Company;

(ii)	The Registration Statement and the Prospectus Supplement; and

(iii)	The Shares purchased by the Purchaser pursuant to this Agreement which may be delivered pursuant to a book entry statement set forth on the records on the Company’s transfer agent and which may be delivered as soon as practicable after the Closing.

(C)	On or prior to the Closing, the Purchasers shall each deliver or cause to be delivered to the Company as applicable:

(i)	This Agreement duly executed by the Purchaser; and

(ii)	The Purchaser’s Purchase Price by wire transfer to the account specified in writing by the Company.

(D)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	The accuracy in all material respects on the applicable Closing date of the representations and warranties of the Company contained herein;

(ii)	All obligations, covenants and agreements of the Company required to be performed at or prior to the applicable closing shall have been performed;

(iii)	The delivery by the Company of the items set forth in Section 1.1(b)(B) to be delivered by the Company; and

(iv)	If required by the Nasdaq Listing Rules, the Company shall have submitted a Listing of Additional Shares Notification Form to Nasdaq and obtained the approval by Nasdaq of the transactions contemplated hereby.

(E)	The obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)	The accuracy in all material respects when made on the applicable Closing date of the representations and warranties of the Purchasers contained herein;

(ii)	All obligations, covenants and agreements of the Purchasers required to be performed at or prior to the applicable closing shall have been performed; and

(iii)	The delivery by the Purchasers of the items set forth in Section 1.1(b)(C) to be delivered by the Purchasers.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company and its Subsidiaries. The Company hereby represents and warrants to the Purchaser on behalf of itself, its Subsidiaries (the “Subsidiaries”), as of the date hereof as follows:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated or otherwise organized and is in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) as of the date of this Agreement.

(b) Corporate Power; Authority and Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or stockholders is required. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Issuance of Shares. The Shares to be issued at the Closing shall have been duly authorized by all necessary corporate action and when paid for and issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

(d) Commission Documents. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act within the past twelve months, including filings incorporated by reference therein (the “Commission Documents”). The Company has not provided to the Purchaser any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than the transactions contemplated by this Agreement. At the time of the respective filings, each Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents.

(e) No Integration. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 2.2, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any securities, under circumstances that would cause this Offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act of 1933, as amended (the “Securities Act”) which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

Section 2.2 Representations and Warranties of the Purchaser. Each Purchaser, severally but not jointly, hereby makes the following representations and warranties to the Company as of the date hereof:

(a) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(b) Status of Purchaser. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

(c) Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to the Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(d) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the Offering.

(e) Experience of Such Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. The Purchaser is not, to such Purchaser’s knowledge, purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(g) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the transaction documents (including this Agreement, all exhibits and schedules thereto) and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(h) Opportunity to Consult Counsel. The Purchaser acknowledges that such Purchaser has read and fully understands this Agreement and that such Purchaser understands and acknowledges that the Company’s counsel does not represent the Purchaser and has no obligations to the Purchasers under this Agreement or otherwise. The Purchaser acknowledges that such Purchaser has had sufficient opportunity to consult independent legal counsel concerning the provisions of this Agreement and entered into this Agreement intending to be legally bound. The Purchasers are relying solely upon the advice of their own independent counsel, if any.

(i) No Current Intention to Sell or Distribute the Shares. The Purchaser is purchasing his or its Shares for its own account and not with a present view towards the public sale or distribution thereof.

ARTICLE III

Miscellaneous

Section 3.1 Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 3.2 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any of the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

Section 3.3 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2)business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company:

Shineco, Inc.

Address: T1, South Tower, Jiazhaoye Square, Chaoyang District, Beijing, China, 100022.

Attention: Secretary

Email: secretary@shineco.tech

with copies (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

Address: 950 Third Avenue, 19th Floor New York, NY 10022

Attention: Ying Li

Email: yli@htflawyers.com

If to Purchaser:

The address listed on Exhibit B.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 3.4 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 3.5 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchaser, as applicable, provided, however, that, subject to federal and state securities laws, a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an affiliate or to a third party acquiring all or substantially all of its Shares in a private transaction without the prior written consent of the Company or the other Purchaser, after notice duly given by such Purchaser to the Company provided, that no such assignment or obligation shall affect the obligations of such Purchaser hereunder and that such assignee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the Purchaser. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 3.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state or federal courts sitting in the Borough of Manhattan, New York, New York Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

Section 3.7 Survival. The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing hereunder for a period of three (3) years following the Closing Date.

Section 3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 3.9 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 3.10 Individual Capacity. Each Purchaser enters into this Agreement on its own capacity, and not as a group with other Purchasers. Each Purchaser, severally but not jointly, makes representations and warranties contained under this Agreement.

Section 3.11 Exchange Cap. The Company shall not issue Common Stock to the Purchaser pursuant to the terms of this Agreement in an amount in excess of the aggregate number of shares of Common Stock which the Company may issue under the Agreement without breaching the Company’s obligations under the rules or regulations of the Commission and the Nasdaq Capital Market.

Section 3.12 Termination. This Agreement may be terminated prior to Closing by mutual written agreement of the Purchaser and the Company.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

[Signature Page of the Company]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

The Company:

SHINECO, INC.

By:
Name:	Jennifer Zhan
Title:	CEO

[Signature Page of the Purchaser]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed individually or by its authorized officer or member as of the date first above written.

The Purchaser:

By:
Name:

Number of Shares for Purchase: _________________________

Total Purchase Price (“Subscription Amount”): $ _________________________

Purchase Price Per Share: $

Address and Contacts of Purchaser:

EXHIBIT A

LIST OF PURCHASERS

No.	Shares	Name	Address

Total:

EXHIBIT B

Shineco,Inc. Wire Instructions (RMB)

Company name:

Tax identification number:

Address and telephone:

Basic Account Opening Bank Name:

Bank Account No:

Opening Bank Interbank No:

Shineco,Inc. Wire Instructions (U.S. Dollar)

Beneficiary Bank Name(收款行):

Bank Code(银行行号):

Beneficiary Bank Address(收款行地址):

SWIFT Code(电文码):

Beneficiary Account name(账户名称):

Beneficiary Account Number(帐户号码):